Q2Power Closes Initial Tranche of $1,500,000 Bridge Financing

To Provide Capital for Growth in the Compost and Soil Sector

Palm Beach, FL; April 4, 2017 - Q2Power Technologies Inc. (OTC: QPWR) closed on March 31, 2017, the initial $1,000,000 in its Convertible Promissory Note “Bridge” offering (the “Offering”).  The total size of the Offering is $1,500,000, with an additional $500,000 over-allotment option at the Company’s discretion.

The Convertible Promissory Notes (the “Notes”) convert at a 50% discount to the post-funding valuation of the Company at the closing of its next offering in the minimum amount of $5,000,000 (the “Equity Offering”).  The conversion valuation has a ceiling of $12,000,000, and a “floor” company value of $6,000,000 in the event there is no Equity Offering before the Notes are able to be converted.

The Notes convert into common stock, or preferred stock if received by investors in the Equity Offering, commencing on the soonest of the Equity Offering closing or December 31, 2017, at the discretion of the holder.  Maturity is 36 months from issuance with 15% annual interest which will be capitalized each year into the principal of the Notes and paid in kind. There are no warrants issued in connection with the Offering.

Funds from the Offering will be used to secure acquisitions of compost and soil companies with closings expected to occur concurrently with the closing of the Equity Offering, and up to 12 months of operating capital. A limited portion of the funds will also be used to eliminate liabilities on the Company’s balance sheet.

As provided in the Offering as of the initial closing date, the Company settled or restructured approximately $1,000,000 in balance sheet liabilities. Included in the debt restructuring, the Company issued approximately 1.6 million shares of restricted common stock to eliminate $240,000 in payables; renegotiated its pre-existing convertible notes to extend the maturity date to July 31, 2017, set the conversion price at $0.15 (not counted in the new shares issued), and waive any defaults; and amended its existing term loan to extend the maturity date to December 31, 2017, and waive all defaults.

The Offering was led by two accredited investors, and joined by 19 additional accredited investors which included the Company’s Directors.  Management conducted the Offering and no broker fees were paid in connection with the initial closing.

Securities issued in the Offering and in connection with the liability settlements have not been nor will be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

About Q2Power: Q2Power seeks to become a leading manufacturer of compost and engineered soils from recycled waste for the agriculture, horticulture, construction and infrastructure sectors. Through a plan of acquisitions, strategic alliances, and organic growth focused on creating and marketing quality beneficial reuse end products, Q2P seeks to build the preeminent compost and soil company in North America.  The Company recently completed the first phase of a bridge financing that will expedite this business plan and operational transition, and has begun to wind-down its previous waste-to-energy R&D operations.

Legal Notice Regarding Forward-Looking Statements: This news release contains "Forward-looking Statements". These statements relate to future events or our future financial performance. These statements are only predictions and may differ materially from actual future results or events. We disclaim any intention or obligation to revise any forward-looking statements whether as a result of new information, future developments or otherwise. There are important risk factors that could cause actual results to differ from those contained in forward-looking statements, including, but not limited to our ability to fully commercialize our technology, risks associated with changes in general economic and business conditions, actions of our competitors, the extent to which we are able to develop new products and markets, the time and expense involved in such development activities, the ability to secure additional financing, the level of demand and market acceptance of our products, and changes in our business strategies.

Investor Relations Contact:

Arthur Douglas and Associates

Art Batson

407-478-1120

Q2Power Contact:

Christopher Nelson, CEO

chris@q2q.com

305-439-5559